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                         SATELLITE SECURITY AGREEMENT




                                   Between


                       FIRST TRUST NATIONAL ASSOCIATION
                                 ("Trustee")


                                     and


                           ECHOSTAR DBS CORPORATION
                                 ("Grantor")



                                June 25, 1997


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     This SECURITY AGREEMENT ("AGREEMENT"), dated as of June 25, 1997, by and between FIRST TRUST NATIONAL ASSOCIATION, as secured party and as trustee for the benefit of the holders of the Notes (as defined below) under the Indenture (as defined below) (the "TRUSTEE"), and EchoStar DBS Corporation, a Colorado corporation ("GRANTOR").

                                   RECITALS

     A. Pursuant to that certain Indenture dated as of June 25, 1997 by and between Grantor, as issuer, and the Trustee, as trustee (the "INDENTURE"), the Grantor has issued its Senior Secured Notes due 2002 ("NOTES").

     B. Pursuant to a Satellite Escrow Agreement, the Grantor will be entitled, subject to certain conditions, to draw certain proceeds from the sale of the Notes for construction, launch or insurance of EchoStar IV (as defined below).

     C. The Grantor is a wholly-owned subsidiary of EchoStar Communications Corporation ("ECHOSTAR").

     D. The Indenture requires that Grantor execute and deliver this Agreement.

                                  AGREEMENT

     In consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with the Trustee as follows:

     1. DEFINITIONS. Unless otherwise defined, all terms used herein which are defined in the Indenture shall have their respective meanings therein.
The following terms shall have the respective meanings given:

     "COLLATERAL DOCUMENTS" has the meaning given in the Indenture.

     "ECHOSTAR IV" means the communications satellite of the Grantor described in the Offering Memorandum dated June 20, 1997 relating to the sale of the Notes, as EchoStar IV.

     "FCC" means the United States Federal Communications Commission.

     "GOVERNMENTAL AUTHORITIES" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental or quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, or any arbitrator with authority to bind a party at law.

     "PERSON" means any natural person, corporation, partnership, firm, association, Governmental Authority, or any other entity whether acting in an individual, fiduciary or other capacity.

     "SATELLITE ESCROW AGREEMENT" means the Satellite Escrow Agreement dated as of June 25, 1997 among First Trust National Association, as Escrow Agent and Trustee, and Grantor.

     2.    ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST.

     (a) To secure the timely payment and performance of the Obligations (as defined below), Grantor does hereby assign as collateral, grant a security interest in, and pledge, to the Trustee, on behalf of the holders of the Notes, all the estate, right, title and interest of Grantor, whether now owned or hereafter acquired, in, to and under:

          (i)  EchoStar IV

          (ii) the proceeds of the foregoing (the collateral described in clause (i) being herein collectively referred to as the "COLLATERAL"), including (A) all rights of Grantor to receive moneys due and to become due under or pursuant to the Collateral, (B) all rights of Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds and (C) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed, whether voluntarily or involuntarily.

     (b) Notwithstanding the foregoing grant, (i) the Trustee shall be deemed to have released, without further action whatsoever, its security interest in any asset the sale of which is not prohibited by the Indenture, upon the sale of such asset, and (ii) the Trustee shall execute such documents and instruments as shall be reasonably requested by Grantor to effectuate the foregoing clause (i).

     (c) Subject to the terms of the Indenture, upon the occurrence and during the continuance of an Event of Default, Grantor does hereby constitute the Trustee, acting for and on behalf of the Noteholders, the true and lawful attorney of Grantor, irrevocably, with full power (in the name of Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Collateral, including any insurance policies, to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith which the Trustee may deem to be necessary or advisable; provided, however, that the Trustee shall give Grantor notice of any action taken by it as such attorney-in-fact promptly after taking any such action.

     3. OBLIGATIONS SECURED. This Agreement secures the payment and performance of all obligations of the Grantor, now existing or hereafter arising, under the Indenture (such obligations being herein called the "OBLIGATIONS").

     4. EVENTS OF DEFAULT. The occurrence of an Event of Default under and as defined in the Indenture, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default hereunder.

     5.    REMEDIES.

     (a) If any Event of Default has occurred and is continuing, the Trustee may, subject to any applicable requirement of obtaining prior approval from the FCC, and any applicable restrictions of the Communications Act and the FCC Rules (i) declare the

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Notes to be due and payable immediately in accordance with the provisions of the Indenture; (ii) proceed to protect and enforce the rights vested in it by this Agreement, including the right to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (iii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Obligations are issued or secured, subject in each case to the provisions and requirements thereof; (iv) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as the Trustee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute, rule or regulation, including any applicable FCC regulation and cannot be waived), it being agreed that the Trustee may bea purchaser on behalf of the holders of Notes at any such sale and that the Trustee or anyone else who may be the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (v) incur expenses, including attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement; (vi) perform any obligation of Grantor hereunder or under any other agreement of Grantor, and make payments, purchase, contest or compromise any Lien, and pay taxes and expenses, without, however, any obligation so to do; (viii) take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation so to do, and enter upon any location where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Trustee and the holders of Notes for any cost or expenses incurred hereunder or under the Indenture and to the payment or performance of Grantor's obligations hereunder or under the Indenture, and apply the balance to the Notes as provided in the Indenture and any remaining excess balance to whomsoever is legally entitled thereto; (viii) secure the appointment of a receiver of the assets of Grantor or any part thereof and/or the Collateral or any part thereof; or (ix) exercise any other or additional rights or remedies granted to a secured party under the Uniform Commercial Code. If, pursuant to applicable law, rule or regulation prior notice of any such action is required to be given to Grantor, Grantor hereby acknowledges that the minimum time required by such applicable law, rule or regulation or if no minimum is specified, ten (10) business days, shall be deemed a reasonablenotice period.

     (b) All costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in connection with any such suit or proceeding, or in connection with the performance by the Trustee of any of Grantor's agreements contained in any exercise of its rights or remedies hereunder, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the interest rate on the Notes from the date on which such costs or expenses are incurred to the date of payment

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thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by Grantor to the Trustee on behalf of the Noteholders on demand.

     6.    REMEDIES CUMULATIVE; DELAY NOT WAIVER.

     (a) No right, power or remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Trustee, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

     (b) No delay or omission of the Trustee to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee.

     7.    COVENANTS. Grantor covenants as follows:

     (a) Grantor will not directly or indirectly create, incur, assume or suffer to exist any Liens (except for Permitted Liens) on or with respect to any property or assets constituting a part of the Collateral and Grantor will at its own cost and expense promptly take such action as may be necessary to discharge any such Liens (other than Permitted Liens) on or with respect to any properties or assets constituting a part of the Collateral.

     (b) Any action or proceeding to enforce this Agreement may be taken by the Trustee either in Grantor's name or in the Trustee's name, as the Trustee may deem necessary.

     (c) Grantor shall pay, before the imposition of any fine, penalty, interest or cost attached thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Collateral or upon the security interest provided for herein (except for Liens for taxes and assessments not then delinquent or which Grantor may, pursuant to the definition of "Permitted Liens" in the Indenture, permit to remain unpaid or any charge being contested in good faith for which an adequate reserve has been established), as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might become a prior Lien (other than a Permitted Lien) thereon.

     (d) Grantor shall keep the Collateral and all systems relating to operations of EchoStar IV, or cause the same to be kept, in good operating condition consistent with reasonable and prudent business practices which, in the case of EchoStar IV, shall be evidenced by the manufacturer's operating manuals and practices of any service company retained by Grantor, all applicable permits and applicable material legal requirements, and make or cause to be made all possible repairs (structural and

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nonstructural, extraordinary or ordinary) necessary to keep the Collateral and EchoStar IV systems in such condition. Grantor shall be deemed in compliance with the requirements concerning the operation of EchoStar IV under this section so long as Grantor and AT&T (or its affiliates) or another recognized provider of telemetry, tracking and control services are parties to an effective agreement under which AT&T (or its affiliates) or another recognized provider of telemetry, tracking and control services provides telemetry, tracking and control services for EchoStar IV (so long as EchoStar IV is operational).

     8. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

     (a) No effective financing statement or other instrument similar in effect covering all or any part of Grantor's interest in the Collateral is on file in any recording office, except such as may have been filed pursuant to this Agreement or pursuant to the documents evidencing Permitted Liens. The provisions of this Agreement are effective to create in favor of the Trustee a valid security interest in the Collateral (to the extent that the Grantor has rights therein) and, upon the filing of UCC-1 Financing Statements in the filing offices identified on SCHEDULE I in respect of such portions of the Collateral in which a security interest may be perfected as a result of such filing, the Trustee will have a valid and perfected security interest in the Collateral, to the extent that the Grantor has rights therein (other than proceeds, to the extent Section 9-306 of the Uniform Commercial Code as in effect in the relevant jurisdiction(s) is not complied with in respect to such proceeds), subject to no other Liens except Permitted Liens (as defined in the Indenture), and first priority except to the extent of Permitted Liens described in the Indenture.

     (b) Grantor is lawfully possessed of ownership of the Collateral (provided that Grantor's rights in certain permits and licenses may, under applicable law, not be characterized as ownership interests). Grantor has full power and lawful authority to grant and assign the Collateral (as collateral) hereunder. Grantor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral against the claims and demands of all Persons whomsoever.

     (c) All subsidiaries of Grantor are listed in Paragraph 1 of SCHEDULE II; all names of Grantor's predecessors-in-interest are listed in Paragraph 2 of SCHEDULE II; and all names under which Grantor does business are listed in Paragraph 3 of SCHEDULE II.

     (d) Grantor's place of business, or if Grantor has more than one place of business, Grantor's chief executive office, is set forth in Paragraph 4 of
SCHEDULE II.

     (e) Except for the filing or recording of the UCC Financing Statements described in Section 8(b) and the notice requirements contained in any applicable FCC regulation and except as otherwise described in Section 11, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by Grantor of the security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Grantor, or (ii) for the perfection of such security interest or the exercise by the Trustee of the rights and remedies provided for in this Agreement.

     (f) The execution, delivery and performance by Grantor of this Agreement and the consummation of the transactions contemplated hereby (including the

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creation of the Liens granted hereunder) will not (i) violate Grantor's constituent organizational documents, (ii) violate any order, judgment or decree of any Governmental Authorities binding on Grantor or any property or assets of Grantor, (iii) violate or conflict with any law, rule, regulation, or Permit applicable to Grantor or any of its properties, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Grantor is a party or pursuant to which any of its properties or assets are bound, (v) result in or require the creation or imposition of any Lien upon any material properties or assets of Grantor (other than the creation of the Liens granted hereunder), or (vi) require any approval or consent of Grantor's owners; PROVIDED, HOWEVER, that the exercise of security interests and/or of powers granted the Trustee upon the Event of Default is subject to the requirements and limitations of the Communications Act and the FCC Rules including, without limitation, the requirement of obtaining prior FCC approval to any transfer of control, as the term "control" is used in the Communications Act and construed by the FCC, and the restrictions on alien ownership and control established by the Communications Act and the FCC Rules.

     9.    FURTHER ASSURANCES.

     (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, and take such other actions, as may be reasonably necessary or as the Trustee may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby; and (ii) if any Collateral shall be located outside the United States, but on the Earth, while title therein is vested in Grantor, ensure that prior to such time as such Collateral leaves the United States, all necessary steps are taken to perfect the Trustee's security interest therein pursuant to local law. Notwithstanding any other provision of this Agreement, the Grantor shall not be required to perfect the Trustee's security interest in jurisdictions located outside the United States, but on the Earth, except that the Grantor shall exercise reasonable efforts to perfect the Trustee's security interest in jurisdictions where the Grantor has major warehouses.

     (b) Grantor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law. Copies of any such statement or amendment thereto shall promptly be delivered to Grantor.

     (c) Grantor shall pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

     10. PLACE OF PERFECTION. Grantor shall give the Trustee at least thirty (30) business days' notice before it changes the location of its chief executive office, or its name, identity or structure, and shall at the expense of Grantor execute and deliver such instruments and documents as are required to maintain the priority and perfection of the security interest granted hereby. Grantor shall not change the location of its principal place

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of business or chief executive office to any location outside of the United
States unless the Trustee is reasonably satisfied (based upon advice of legal counsel) that the security interest created under this Agreement will not be adversely affected or impaired.

     11.   FCC MATTERS.

     (a) If an Event of Default shall have occurred and be continuing, Grantor shall take any action which the Trustee may request in the exercise of the Trustee's rights and remedies under this Agreement to transfer and assign to the Trustee, or to such one or more third parties as the Trustee may designate, or to a combination of the foregoing, the Collateral; PROVIDED, HOWEVER, that the Trustee shall provide at least ten days' prior written notice to the FCC and to the Pledgor before taking any action which may result in repossession of any Pledged Collateral where required by FCC rules and regulations and not waivable by Pledgor. To enforce the provisions of this Section 11, the Trustee is hereby empowered to seek from the FCC any approvals required by the Communications Act or the FCC rules and regulations, including, but not limited to, approval of an involuntary transfer of control of any FCC license for the purpose of seeking a BONA FIDE purchaser to whom control of such license will ultimately be transferred. Grantor hereby agrees to authorize such an involuntary transfer of control of such FCC license upon the request of the Trustee. Upon the occurrence and continuation of an Event of Default, Grantor shall use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement, including the preparation, execution and filing with the FCC of Grantor's portion of any application or applications for consent to transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral.

     (b) Grantor acknowledges that any necessary FCC approvals and FCC authorization for the transfer of control of the licenses of Grantor are integral to the Trustee's realization of the value of the Collateral for the benefit of the holders of the Notes, that there is no remedy at law for failure by Grantor to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements of Grantor contained in this Section 11 may be specifically enforced.

     (c) Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall not, without first obtaining approval of the FCC, take any action pursuant to this Agreement, including, but not limited to, any action which would constitute or result in any assignment of an FCC license or transfer of control of Grantor if such action would require, under then existing law (including the written rules and regulations of the FCC), the prior approval of the FCC; nor shall any rights hereunder be deemed vested in the Trustee if such vesting would require prior FCC approval or would be deemed to result in an assignment of an FCC license or transfer of control of Grantor, if such assignment or transfer would require the prior approval of the FCC, unless and until such approval is obtained.

     (d) Grantor consents to the transfer of control or assignment of the Collateral to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Trustee as permitted by applicable law; PROVIDED, HOWEVER, that the Trustee shall provide at least ten days' prior written notice to the FCC and to the

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Pledgor before taking any action which may result in repossession of any
Pledged Collateral where required by FCC rules and regulations and not waivable by Pledgor.

     (e) Notwithstanding anything to the contrary contained in this Agreement, prior to the occurrence of an Event of Default and compliance with all applicable laws by the Trustee, this Agreement and the transactions contemplated hereby do not, will not, and are not intended to, constitute, create or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Grantor by the Trustee or control, affirmative or negative, direct or indirect, of Grantor, over the management or any other aspect of the operation of Grantor, which ownership and control remain exclusively and at all times in Grantor. Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by the Trustee hereunder which would affect the operational, voting, or other control of Grantor or any of the Subsidiaries, shall be effected pursuant to Section 310(d) of the Communications Act of 1934, as amended, and to the applicable rules and regulations thereunder.

     (f) There shall be no communications between the Pledgor and the Trustee whereby the Trustee shall influence the management and/or operation of any and all facilities subject to Title III of the Communications Act.

     12.   MISCELLANEOUS.

     (a) NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) on the third business day after the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

     To the Trustee:

     First Trust National Association
     180 East Fifth Street
     Saint Paul, MN 55101
     Attn: Corporate Trust Administration

     To Grantor:

     c/o EchoStar DBS Corporation
     90 Inverness Circle East
     Englewood, CO 80112
     Attn: David K. Moskowitz

or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

     (b) HEADINGS. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

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     (c)  SEVERABILITY.  The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

     (d) AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by Grantor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture.

     (e) INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Agreement of which time is an element.

     (f) CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of the Obligations,
(ii) be binding upon Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and its successors, transferees and assigns.

     (g) REINSTATEMENT. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Trustee in respect of the Obligations is rescinded or must otherwise be restored or returned by the Trustee, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Grantor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Grantor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

     (h) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of Grantor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by Grantor of the Obligations secured hereby.

     (i) AUTHORITY OF THE TRUSTEE. Subject to any applicable requirement of prior FCC approval and any applicable restrictions established by the Communications Act and the FCC Rules, the Trustee shall have and be entitled to exercise all powers hereunder which are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to Grantor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, not shall the Trustee be responsible for the validity, effectiveness or sufficiency of this Agreement or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Grantor agrees to indemnify and hold harmless the Trustee and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims and liabilities incurred by the Trustee or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Trustee or such Person.

     (j)  RELEASE; TERMINATION OF AGREEMENT.  Subject to the provisions of
Section 12(g), this Agreement shall terminate upon full and final payment and performance of all the Obligations. At such time, the Trustee shall, at the request and expense of Grantor, promptly reassign and redeliver to Grantor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of Grantor.

     (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

     (l)  WAIVERS.  GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (i) EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 5(a) AND 11(a), WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OF ITS RIGHTS FROM AND AFTER AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL, TO ENFORCE ANY JUDGMENT OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT;

          (ii) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING;

          (iii) WAIVES DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT EXCEPT FOR NOTICES REQUIRED UNDER THE COMMUNICATIONS ACT AND/OR THE FCC RULES WHICH ARE NOT WAIVABLE BY PLEDGOR; AND

          (iv) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS, PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS.

     (m) GOVERNING LAW. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

     IN WITNESS WHEREOF, Grantor and the Trustee have caused this Security Agreement to be duly executed as of the day and year first above written.

                                       ECHOSTAR DBS CORPORATION,
                                         a Colorado corporation


                                       By:  /s/ DAVID K. MOSKOWITZ
                                            -------------------------------
                                            Name:  David K. Moscowitz
                                            Title: Senior Vice President
                                                   and General Counsel


                                       FIRST TRUST NATIONAL
                                        ASSOCIATION, as Trustee


                                       By:  /s/ RICHARD PROKOSCH
                                            -------------------------------
                                            Name:  Richard Prokosch
                                            Title: Trust Officer

                                  SCHEDULE I

                            UCC-1 FILING LOCATIONS


1.  Secretary of State of the State of Colorado

2.  Secretary of State of the State of Minnesota

                                  SCHEDULE II

                           MISCELLANEOUS DISCLOSURES


(1) SUBSIDIARIES (SECTION 8(c)):

    DirectSat Corporation
    Dish, Ltd.
    E-Sat, Inc. (80% owned by Dish, Ltd.)
    Echo Acceptance Corporation
    Echonet Business Network, Inc.
    Echosphere Corporation
    Echosphere de Mexico, S. de R.L. de C.V.
    EchoStar Capacity Corporation
    EchoStar Indonesia, Inc.
    EchoStar International Corporation
    EchoStar International (Mauritius) Limited
    EchoStar Manufacturing and Distribution Private Limited (India)
    EchoStar North America Corporation
    EchoStar Real Estate Corporation
    EchoStar Satellite Broadcasting Corporation
    EchoStar Satellite Corporation
    FlexTracker Sdn. Bhd.
    Houston Tracker Systems, Inc.
    HT Ventures, Inc.
    Lenson Heath USA, Ltd. (a partnership)
    Satellite Source, Inc.
    Satrec Mauritius Limited (40% owned by EchoStar International Corporation)

(2) PREDECESSORS-IN-INTEREST (SECTION 8(c)):

    None

(3) DBA'S (SECTION 8(c)):

    None

(4) PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE (SECTION 8(d)):

    90 Inverness Circle East
    Englewood, Colorado  80112